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                                                             EXHIBIT 10.(XXXVII)



                             SUBSCRIPTION AGREEMENT


Nevada Manhattan Mining Incorporated
5038 North Parkway Calabasas
Suite 100
Calabasas, California 91302

Attn:  Christopher D. Michaels, President

Gentlemen:

         This letter is delivered to you in connection with the issuance of shares of Common Stock and options to purchase Common Stock (the "Securities") of Nevada Manhattan Mining Incorporated, a Nevada corporation (the "Company"), by the Company to the undersigned ("Subscriber"), as provided in this Subscription Agreement.

A.       Agreements, Representations, and Warranties of Subscriber.

         1. Subscription to Purchase Shares. Subject to paragraph A.2(e), the Subscriber hereby agrees to purchase the number of shares of Securities indicated on the signature page, subject to acceptance of this subscription by the Company. The Subscriber shall pay the purchase price for the Securities by delivering to the Company with this Agreement a check for the full amount of the purchase price of the Securities indicated on the signature page (the "Subscription Price").

         2.       Stock Option.

                  (a) As a material inducement to Subscriber to purchase the Securities, the Company desires to grant to Subscriber options ("Options") to purchase up to 70,000,000 shares ("Option Shares") of the Company's Securities pursuant to the terms of a Stock Option Agreement, a copy of which is attached hereto as Exhibit "A" ("Option Agreement"). The Subscription Shares, Options, and Option Shares are collectively referred to as "Subscription Shares."

                  (b) The parties acknowledge and agree that the Company's present number of authorized shares is insufficient to cover the Option Shares, and that the Company must obtain its shareholders' approval ("Shareholders' Approval") to: (i) amend its certificate of incorporation to increase its authorized shares to 250,000,000, and (ii) enter into the Option Agreement.

                  (c) Within forty-five (45) days of the date of this Subscription Agreement, the Company shall file proxy materials with the
Securities and Exchange Commission relating to its solicitation of the Shareholders' Approval to: (i) amend this Company's certificate of incorporation to increase the number of this Company's authorized shares of common stock to 250,000,000; and (ii) approve the Option Agreement. The Company agrees, represents, and warrants that the foregoing solicitation shall be performed in accordance with applicable law governing the solicitation of shareholder votes, including, but not limited to applicable state and federal proxy rules and regulations. The Company shall use its best efforts to obtain the Shareholders' Approval.

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                  (d) The Company  shall  immediately  execute the Stock  Option
Agreement, provided however, that the effectiveness of the Stock Option Agreement is subject to Shareholders' Approval of the items in paragraph A.2.(c) above.

                  (e) If the Company is unable to obtain Shareholders' Approval of the items in paragraph A.2.(c) above within 150 days of the date of this Subscription Agreement, then the Option Agreement shall be void, and subject to paragraph A.2.(f), Subscriber shall have the right to rescind this Subscription Agreement, return any Subscribed Shares to Company, and obtain a full refund of the Subscription Price ("Subscriber's Rescission Rights").

                  (f) The parties acknowledge that the Subscriber has entered into an agreement with Jeffrey S. Kramer and Christopher D. Michaels, who are officers and directors of this Company. Under the terms of the subject agreement, Messrs. Kramer and Michaels have agreed, among other things, that if the Company is unable to obtain the Shareholders' Approval within 150 days of the date of this letter, then in lieu of Subscriber's exercise of Subscriber's Rescission Rights that they will, without any further consideration: (a) assign and transfer to TiNV1 all their respective right, title, and interest, in and to all securities, including, but not limited to common shares of the Company, that they directly or indirectly own, excluding options to acquire the Company's securities, and (b) cancel and waive any further rights that they have pursuant to any options to acquire the Company's securities.

         3.  Representations,   Warranties  and  Covenants  of  Subscriber.  The
Subscriber hereby represents and warrants to, and covenants with, the Company as follows:

          (a) The Subscriber has received and carefully reviewed the following materials, all of which are incorporated herein by reference ("Offering
     Materials") describing the Securities, the offering under which the Securities are being offered, and the business of the Company:

               (i) A copy of Amendment No. 2 to Form 10 filed April 3, 1997;

               (ii) A copy of the Company's Form 10-QSB for the quarter ending Feb. 28, 1998;

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               (iii) Press Releases dated:  December 1, 1997;  January 12, 1998;
          February 27, 1998;  March 11,  1998;  March 31, 1998;  April 29, 1998;
          June 3, 1998;  July 15, 1998;  July 22, 1998 (2);  July 30, 1998;  and
          August 3, 1998; and

               (iv)  Audit   Confirmation   prepared  by  U.S.   Stock  Transfer
          Corporation dated August 17, 1998, which shows stock information as of May 31, 1998.

          (b) The information in the Investor Questionnaire furnished to the Company by the Subscriber is complete and correct;

          (c) The Subscriber is an experienced investor, is capable of evaluating the merits and risks of the investment, can hold the
     Subscription Shares indefinitely, and has the ability to afford the complete loss of Subscriber's investment in the Subscription Shares;

          (d) The Subscriber has not received, and is not aware that anyone else
     has  received,   any  general  or  public   solicitation  or  advertisement
     pertaining to any offer or sale of any securities of the Company;

          (e) The Subscriber has received all information about the Company and the investment covered by this Agreement that the Subscriber desires and feels is necessary to enable the Subscriber to recognize and evaluate the merits and risks of the investment, and has had the opportunity to ask questions of, and receive answers from, the Company and its officers, directors and agents;

          (f) The Subscription Shares will be acquired by the Subscriber for the Subscriber's own account for investment and not with a view to or for sale in connection with any distribution thereof;

          (g) There do not currently exist any circumstances which will compel the Subscriber to sell, transfer, or otherwise distribute any of the Subscription Shares or any interest therein; and

          (h) All of the Subscriber's beneficial owner(s) are accredited investors as that term is defined in Regulation D under the Securities Act of 1933, as amended.



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         4. Securities Laws Matters. The Subscriber is aware of and acknowledges and agrees with the Company as follows:

          (a) the Subscription Shares will not be registered under the federal Securities Act of 1933, as amended (the "Act"), in reliance on the so-called "private placement" exemption provided by Regulation D promulgated thereunder and will not be registered or qualified under applicable securities laws of any state in reliance on similar exemptions;

          (b)  The  Subscription   Shares,  when  issued,  will  be  "restricted
     securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Act;

          (c) Any person to whom any of the Subscription Shares, or any interest therein, are transferred will, in turn, be subject to applicable retransfer restrictions;

          (d) The Subscriber fully comprehends that the Company is relying to a material degree on the representations, warranties and agreements contained herein and with such realization authorizes the Company to act as it may see fit in full reliance hereon, including the placement on the certificates or other documents evidencing the Subscription Shares of the following legend and any legends required by any applicable state securities laws:


          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND HAVE NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR TRANSFERRED UNLESS SO REGISTERED OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL SKILLED IN SECURITIES MATTERS AND OTHER EVIDENCE OF COMPLIANCE WITH THE ACT PRIOR TO PERMITTING A TRANSFER OF THE SECURITIES."

          The Subscriber understands that the imposition of such a legend condition may limit or destroy the value, and the value as collateral, of the Subscription Shares;


          (e) The Subscriber agrees that none of the Subscription Shares or any interest therein will be sold, transferred or otherwise disposed of unless registered under the Act, without his having first presented to the Company or its counsel (i) a written opinion of counsel experienced in securities law matters indicating that the proposed disposition will not be in violation of any of the registration provisions of the Act and the rules and regulations promulgated thereunder, or (ii) a "no-action" letter to such effect issued by the Staff of the Commission; and

          (f) The Subscriber acknowledges that the foregoing is not a complete statement of the law applicable to resale of the Subscription Shares, but merely an outline of some of the more salient features. For legal advice in these matters, the Subscriber will continue to rely on its own legal counsel as the Subscriber has throughout this transaction concerning the purchase of the Subscription Shares.

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         5.  Indemnification.   The  Subscriber  hereby  indemnifies  and  holds
harmless  the  Company  and  its  officers,  directors,   shareholders,  agents,
employees, attorneys, successors, and assigns from and against all damages, losses, costs, liabilities, and expenses (including costs of investigation, defense, and attorneys' fees) incurred by reason of the failure of the Subscriber to fulfill any of the Subscriber's obligations hereunder or by reason of any breach or inaccuracy of any of the representations or warranties made by the Subscriber herein.

B.       Agreements, Representations and Warranties of the Company.

         1. Company's Representations and Warranties. As an inducement to Subscriber to execute and deliver this Subscription Agreement, the Company represents and warrants to Subscriber that:

                  (a) The Offering Materials, and any other written disclosures made by Company to Subscriber (collectively "Offering Materials"), do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b) The Company and its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of the jurisdiction of their organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Offering Materials and each is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties or leased by it, makes such qualification necessary, except in each case where the failure to so qualify would not have a material adverse effect on the financial condition or business prospects of the Company and/or its subsidiary; and the Company and its subsidiaries hold all material licenses, certificates and permits from governmental authorities necessary to the conduct of its business as described in the Offering Materials;

                  (c) Upon issuance and delivery and payment therefor, in the manner described, the Subscription Shares will be, duly authorized, validly issued, fully paid and non-assessable;

                  (d) To the best of Company's knowledge, which shall include the knowledge of the Company's officers and directors, except as described in or contemplated by the Offering Materials, there has not been any material adverse change in, or any adverse development which would materially effect the business, properties, financial condition, results of operations or prospects of the Company and its subsidiary taken as a whole from the date as of which information is given in the Offering Materials;

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                  (e) To the best of Company's  knowledge,  which shall  include the knowledge of the Company's officers and directors, except as described in the Offering Materials, there is no litigation or governmental proceeding to which the Company or its subsidiaries is a party or to which the property of the Company or its subsidiaries is subject, or which is pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which would result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Offering Materials;

                  (f) To the best of Company's knowledge, which shall include the knowledge of the Company's officers and directors, neither the Company nor its subsidiaries is in violation of any law or ordinance, governmental rule or regulation or court decree to which it may be subject which violation would have a material adverse effect on the condition (financial or other), properties, perspective results of operations or net worth of the Company and its subsidiaries taken as a whole;

                  (g) As of May 31, 1998, the Company had 24,473,343 shares of common stock issued and outstanding, and has outstanding options for 430,000 shares. Since that date, the Company has issued: (i) 6,600,000 shares pursuant to a private placement in June and July 1998 ; and (ii) 1,500,000 shares pursuant to a stock exchange which closed in June and July 1998. In addition, the Company has obligations to issue not more than an additional 5,380,000 shares of common stock, and may have an obligation to issue additional shares under certain conditions to its debenture holders. Assuming full exercise of all options, and excluding the issuance of additional shares to its debenture holders, the Company will have issued and outstanding a total of approximately 38,383,343 shares of common stock;

                  (h) Except as disclosed in paragraph B.1.(g), above, the Company has no commitment or obligation to issue additional shares of any class of stock or options, as of the date of this Subscription Agreement.

                  (i) Subject to the Shareholders' Approval referenced above, the Company has the full right, power and authority to execute, deliver, perform and comply with this Agreement and has taken all other actions necessary to enable the Company to comply with the terms hereof, including, but not limited to the issuance of the Subscription Shares and the Options. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company.


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         2.  Indemnification.  The Company  shall  indemnify,  defend,  and hold
harmless  the  Subscriber,  its  officers,  directors,   shareholders,   agents,
employees, attorneys, successors, and assigns from and against all damages, losses, costs, liabilities, and expenses (including costs of investigation, defense, and attorneys' fees) incurred by reason of the failure of the Company to fulfill any of the Company's obligations hereunder or by reason of any breach or inaccuracy of any of the representations or warranties made by the Company herein.

C.       Miscellaneous.

         1. Survival.The respective agreements, representations, and warranties, of the Company and Subscriber, shall survive the delivery of the Shares to the Subscriber, without limitation.

         2. Arbitration. Unless the relief sought requires the exercise of the equity powers of a court of competent jurisdiction, any dispute arising in connection with the offer, sale or purchase of the Subscription Shares, the interpretation or enforcement of the provisions of this Agreement, or the application or validity thereof, shall be submitted to binding arbitration. Such arbitration proceedings shall be held in Los Angeles, California, in accordance with the rules then obtaining of the American Arbitration Association. The provisions of Sections 1282.6, 1283, and 1283.05 of the California Code of Civil Procedure apply to the arbitration. This agreement to arbitrate shall be specifically enforceable. Any award rendered in any such arbitration proceedings shall be final and binding on each of the parties hereto, and judgment may be entered thereon in any court of competent jurisdiction.

         3. No Assignment. The Subscriber shall not transfer or assign this Subscription Agreement.

         4. Entire Agreement. This Subscription Agreement, Stock Option Agreement, and all other written agreements relating to this Subscription Agreement and the Subscription Shares constitute the entire agreement between the Subscriber and the Company and may be amended only by a writing executed by both parties.

         5. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California.

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         6. Notices. All notices and other communications  hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom notice is to be given or on the third day after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, and properly addressed, to the Subscriber or the Company at their respective addresses set forth herein or at such other address as either party shall give for purposes of notice in accordance with the foregoing.

         7. Cancellation. The Subscriber may cancel this Subscription Agreement and the offer and subscription made hereby by notice of cancellation to the Company at any time prior to the date notice of acceptance is given to the Subscriber by the Company. The Subscriber acknowledges and agrees that this Subscription Agreement shall not be binding on the Company unless and until it has been accepted by the Company at its office in Calabasas, California and that, after notice of acceptance has been given to the Subscriber, the
Subscriber shall not be entitled to cancel, terminate, or revoke this Subscription Agreement or the offer and subscription made hereby or any agreements of the Subscriber hereunder, except as provided in paragraph A.2(e).

         8. Attorneys' Fees. If any party commences any suit or action, including but not limited to any arbitration, arising out of or connected with this Agreement then the prevailing party(ies) shall recover his or its reasonable attorneys' fees from the non-prevailing party(ies) in addition to any other relief awarded to the prevailing party(ies).


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                      NEVADA MANHATTAN MINING INCORPORATED
                        Private Placement of Common Stock
                  (Signature Page for Subscription by Entities)

The Subscriber is (complete one):

CORPORATION incorporated in State of California.

PARTNERSHIP formed under laws of State of _______________________

TRUST established under laws of State of ________________________


Number of shares of the Securities
subscribed for:                                5,500,000 Common Stock

                                               70,000,000 Options to Purchase
                                                     Common Stock
                                               (Subject to Shareholder Approval)

Subscription Price of the Securities
subscribed for:                                $500,000.00


(Please print or type all information exactly as you wish it to appear on the Company's records)

5,500,000 shares of common stock in the name of:

TiNV1 Inc.
-----------------------------------------------------------------
Name of Subscriber                      Federal Taxpayer I.D. No.

701 Ocean Avenue, Suite 108, Santa Monica, California
-----------------------------------------------------------------
Principal Office Address                               Telephone



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The undersigned officer,  partner, trustee, or other signatory certifies that he or she has full power and authority to execute this Subscription Agreement on behalf of the Subscriber or Company and that the purchase and sale of the Company has been duly authorized and is not prohibited by the governing instrument of the Subscriber or Company.



DATED: As of August 28, 1998          TiNV1, INC.

                                        /s/ Tetsuo Kitagawa
                                   By:___________________________
                                      Tetsuo Kitagawa,
                                      President and Secretary


DATED: As of August 28, 1998         NEVADA MANHATTAN MINING
                                       INCORPORATED

                                        /s/ Christopher D. Michaels
                                    By:____________________________
                                      Christopher D.Michaels, President

                                        /s/ Jeffrey S. Kramer
                                    By:____________________________
                                       Jeffrey S. Kramer, Secretary